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                                  FORM 8-A

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR (G) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                         The Princeton Review, Inc.
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           (Exact name of Registrant as specified in its charter)

             Delaware                                    22-3727603
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

     2315 Broadway, New York, NY                           10024
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(Address of principal executive offices)                 (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates (if applicable): 333-43874

Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, $0.01 par value per share
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                              (Title of class)


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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         Incorporated by reference to the section entitled "Description of Capital Stock" contained in the prospectus which constitutes a part of Registrant's Registration Statement on Form S-1 (File No. 333-43874), as amended (the "S-1 Registration Statement"), which S-1 Registration Statement was originally filed with the Securities and Exchange Commission on August 16, 2000.

Item 2.  EXHIBITS

         The following exhibits are filed as a part of this registration statement:

1. Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the S-1 Registration Statement).

2. Amendment to Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1.1 to the S-1 Registration Statement).

3. Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon consummation of the Registrant's initial public offering of shares of its common stock pursuant to the S-1 Registration Statement (incorporated by reference to Exhibit 3.1.2 to the S-1 Registration Statement).

4. By-laws of the Registrant (incorporated by reference to Exhibit 3.3 to the S-1 Registration Statement).

5. Form of Amended and Restated By-laws of the Registrant, to be effective upon consummation of the Registrant's initial public offering of shares of its common stock pursuant to the S-1 Registration Statement (incorporated by reference to Exhibit 3.3.1 to the S-1 Registration Statement).

6. Form of Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the S-1 Registration Statement).

7. Stockholders Agreement, dated as of April 1, 2000, by and among The Princeton Review, Inc. and its stockholders (incorporated by reference to Exhibit 10.1 to the S-1 Registration Statement).

8. Investor Rights Agreement, dated April 18, 2000, by and among The Princeton Review, Inc., SG Capital Partners LLC, Olympus Growth Fund III, L.P. and Olympus Executive Fund, L.P. (incorporated by reference to Exhibit 10.4 to the S-1 Registration Statement).



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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  March 20, 2001                          THE PRINCETON REVIEW, INC.

                                               By: /s/ Stephen Melvin
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                                                   Stephen Melvin
                                                   Chief Financial Officer



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                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION
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1.                Restated Certificate of Incorporation of the Registrant
                  (incorporated by reference to Exhibit 3.1 to the S-1
                  Registration Statement).

2. Amendment to Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1.1 to the S-1 Registration Statement).

3. Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon consummation of the Registrant's initial public offering of shares of its common stock pursuant to the S-1 Registration Statement (incorporated by reference to Exhibit 3.1.2 to the S-1 Registration Statement).

4. By-laws of the Registrant (incorporated by reference to Exhibit 3.3 to the S-1 Registration Statement).

5. Form of Amended and Restated By-laws of the Registrant, to be effective upon consummation of the Registrant's initial public offering of shares of its common stock pursuant to the S-1 Registration Statement (incorporated by reference to
                  Exhibit 3.3.1 to the S-1 Registration Statement).

6. Form of Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the S-1 Registration Statement).

7. Stockholders Agreement, dated as of April 1, 2000, by and among The Princeton Review, Inc. and its stockholders (incorporated by reference to Exhibit 10.1 to the S-1 Registration Statement).

8. Investor Rights Agreement, dated April 18, 2000, by and among The Princeton Review, Inc., SG Capital Partners LLC, Olympus Growth Fund III, L.P. and Olympus Executive Fund, L.P. (incorporated by reference to Exhibit 10.4 to the S-1 Registration Statement).


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